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                                                                   EXHIBIT 4.2

                                NON-TRANSFERABLE
                       RIGHT TO PURCHASE COMMON SHARES OF




                           DELPHI INTERNATIONAL LTD.
                     INCORPORATED UNDER THE LAWS OF BERMUDA
      THIS RIGHT EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON         ,1997



NO. DIR                                                     ____________________
                                                              NUMBER OF RIGHTS
                                                              CUSIP G2706W11 3


This Rights Certificate certifies that









is the owner of the number of Rights indicted above, one Right for every ten shares of Class A Common Stock, par value $0.01 per share ("Delphi Class A Common Stock"), of Delphi Financial Group, Inc., a Delaware corporation ("Delphi") Class B Common Stock, par value $0.01 per share, of Delphi ("Delphi Class B Common Stock" and, together with the Delphi Class A Common Stock, the "Delphi Common Stock"), and options to purchase Delphi Common Stock owned, on an
aggregate basis, on the record date of          ,1997, each of which Right
entitles the owner thereof to purchase one fully paid and nonassessable Common Share, par value $0.01 per Common Share ("Common Shares") of Delphi International Ltd., a Bermuda corporation (the "Company"), expiring at 5:00 P.M.
New York City Time, on          ,1997, unless extended by the Company (the
"Expiration Date"), upon payment of $10.00 per Common Share (the "Exercise Price"). The Exercise Price is payable, upon the exercise of these Rights, either in cash or by check or money order to the order of State Street Bank & Trust Company.


        Upon the exercise of these Rights, the form of election to purchase on the reverse side hereof must be properly completed and executed and this Rights Certificate must be surrendered, along with the Exercise Price as provided above, to BankBoston, N.A. (the "Rights Agent"), prior to the Expiration Date. In the event these Rights are exercised in respect of fewer than all of the shares purchasable hereunder, a new Rights Certificate for the remaining number of such Rights will be issued on such surrender if the Rights Agent is requested to do so as provided on the reverse side hereof and to the extent the Rights Agent is able to do so prior to the Expiration Date. This Rights Certificate is issued under, and the Rights represented hereby are subject to the terms and
provisions contained in a Prospectus dated as of             , 1997, included in
the Registration Statement filed by the Company under the Securities Act of 1933, as amended. Reference is hereby made to such Prospectus for a more complete statement of the rights and limitations or rights of the registered holder thereof and for information concerning the Company.

        The holder of these Rights shall not be entitled to any of the rights of a shareholder of the Company prior to the issuance of Certificates representing Common Shares of the Company purchased upon exercise of these Rights. This Rights Certificate shall not be valid unless countersigned by the Rights Agent.

        IN WITNESS WHEREOF, the Company has caused the facsimile signature of its President and its Secretary to be printed hereon.

DATED:                                             DELPHI INTERNATIONAL LTD.


                       [SEAL OF DEPHI INTERNATIONAL LTD.]

Countersigned:
               BankBoston, N.A.
                                  Rights Agent

By:


                Authorized Signature
                                            /s/

                                        President and Chief Executive Officer


                                           /s/

                                                Secretary
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Please mail, deliver or transmit cash, check or money order payable to State
Street Bank & Trust Company for $10.00 for each Right exercised to the following as appropriate.

                    BY MAIL:                          BY HAND:
               BankBoston, N.A.                    BankBoston, N.A.
             70 Campanelli Drive                 70 Campanelli Drive
        Braintree, Massachusetts 02814      Braintree, Massachusetts 02814

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                              ELECTION TO PURCHASE
        Delphi International Ltd. c/o BankBoston, N.A. (RIGHTS AGENT)

        The undersigned irrevocably elects to exercise the right of purchase represented by this Rights Certificate to purchase hereunder ___________
Common Shares of Delphi International Ltd. and tenders herewith payment of the Exercise Price in full and requests that certificates for such shares be issued in the name set forth on the face hereof.

------------------------------
Please Insert Social Security
Or other identifying number

and be delivered to
                   -------------------------------------------------------------
                                        Name

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Street Address                          City            State           Zip Code


                                ---------------

        If such number of Common Shares shall not be all the Common Shares purchasable hereunder, then a new Rights Certificate for the balance remaining of the Common Shares purchasable hereunder shall be registered in the name of and delivered to the party named on the reverse hereof at the address stated above. (Note: A new Rights Certificate representing the balance of the unsubscribed Rights will be issued to the holders of such Rights to the extent the Rights Agent is able to reissue a Rights Certificate prior to the Expiration Date.)

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Daytime Tel. No. of Rights Holder:                    ELECTION TO PURCHASE
                                  ------------

Dated:                  , 1997                  IF JOINTLY OWNED, BOTH MUST SIGN
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                                        SIGNATURE(S)
                                                    ----------------------------

                                        ----------------------------------------
                                        NOTE: The above signature(s) must
                                        correspond with the name as written upon the face of this Rights Certificate in every particular without alteration.

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